As filed with the Securities and Exchange Commission on August 1, 1995
                                                Registration No. 33-___________

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 FIBERCHEM, INC.
             (Exact Name of Registrant as Specified in its Charter)

     DELAWARE                                             84-1063897
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification Number)
                            1181 GRIER DRIVE, SUITE B
                             LAS VEGAS, NEVADA 89119
                                 (702)361-9873
                 ----------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                FIBERCHEM, INC. 1995 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                MELVIN W. PELLEY
                             CHIEF FINANCIAL OFFICER
                                 FIBERCHEM, INC.
                            1181 GRIER DRIVE, SUITE B
                             LAS VEGAS, NEVADA 89119
                                  (702)361-9873
                    -----------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

A copy of all communications,including communications sent to the agent for service should be sent to:

                             ELLIOT H. LUTZKER, ESQ.
                             SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                           NEW YORK, N.Y.  10158-0125
                                   (212) 687-3860

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------


Title of Each                      Proposed Maximum
  Class of                             Offering        Proposed Maximum          Amount of
Securities to be    Amount to be        Price             Aggregate             Registration
  Registered        Registered        Per Share        Offering Price              Fee
------------------------------------------------------------------------------------------------------------------------

Stock Options(1)    1,000,000           --                   --                      (2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.0001 per
share               1,000,000(3)   $.921875(4)         $921,875                 $317.89
------------------------------------------------------------------------------------------------------------------------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. $317.89
                                                                                                         -------
                                                                                                         -------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Represents options granted or to be granted pursuant to the 1995 Employee Stock Option Plan (the "Plan") of FiberChem, Inc. (the "Registrant"). Each option entitles the holder thereof to purchase one share of the common stock, $.0001 par value (the "Common Stock"), of the Registrant.

(2)  No registration fee is required pursuant to Rule 457(h)(2).

(3) Includes an indeterminate number of shares of Common Stock which may become issuable pursuant to the antidilution provisions of the Plan.

(4) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the last bid and ask prices for the Common Stock on July 26, 1995.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, FiberChem, Inc., a Delaware corporation (the "Company" or the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

          (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1994;

          (2) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1994 and the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1995;

          (3) The description of the common stock, par value $.0001 per share, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A (File No. 0-17569), filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock registered hereby have been passed upon for the Company by Snow Becker Krauss P.C.,

605 Third Avenue, New York, New York 10158-0125. Snow Becker Krauss P.C. owns 50,000 shares of Common Stock of the Company and SBK Investment Partners, an investment nominee of Snow Becker Krauss P.C., own options 6,250 Class D Warrants.

Item 6.   Indemnification of Directors and Officers.

     The General Corporation Law of the State of Delaware (the "GCL") permits a corporation organized thereunder to indemnify its directors and officers for certain of their acts. The Certificate of Incorporation of FiberChem is framed so as to conform to the GCL.

     The Company's Certificate of Incorporation includes the following provision:

     SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Seventh of the Company's Certificate of Incorporation provides that the Company shall to the full extent permitted by Section 145 of the GCL, indemnify all persons whom may be indemnified pursuant thereto. This Section provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he was or is a director, officer, employee or agent of the corporation or serving another corporation in such capacity at the request of the corporation, against expenses (which expenses, including attorney's fees, may be advanced by the corporation when authorized under certain circumstances), damages, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to a criminal action, was not unlawful. In addition, should such person be successful on the merits, Section 145 provides that such person shall be indemnified against expenses incurred by him. In a suit, action or proceeding against such person brought by or on behalf of the corporation in which such person was found to be liable to the corporation, any indemnification must be approved by the court in which such action is brought. Section 145 also empowers corporations to purchase and maintain insurance on behalf of an officer or Director of the corporation against any liability, regardless of whether the corporation could indemnify such person against such liabilities.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

Exhibit No.         Description of Exhibit
-----------         ----------------------

     4.1       FiberChem, Inc. 1995 Employee Stock Option Plan.

     5.1 Opinion of Snow Becker Krauss P.C., as to the legality of the securities being offered hereunder.

    23.1 Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1 hereto).

    23.2       Consent of KPMG Peat Marwick LLP.

    24.1 Powers of Attorney (included on the signature page of this Registration Statement).

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on July 28, 1995.

                                             FIBERCHEM, INC.




                                             BY: /s/ Scott J. Loomis
                                                ------------------------------
                                                Scott J. Loomis, President


                                POWER OF ATTORNEY

     Each person whose signature appears below, hereby constitutes and appoints Melvin W. Pelley his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorney-in-fact and agent or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 /s/ Scott J. Loomis                              July 28, 1995
----------------------------------------
Scott J. Loomis, President
and a Director
(Principal Executive Officer)

 /s/ Melvin W. Pelley                             July 28, 1995
----------------------------------------
Melvin W. Pelley, Chief Financial
Officer and Secretary
(Principal Financial Officer)

 /s/ Leonard Chill                                July 28, 1995
----------------------------------------
Leonard Chill, Chairman of the
Board of Directors

 /s/ Gerald T. Owens                              July 28, 1995
----------------------------------------
Gerald T. Owens, Director

  /s/ Walter Haemmerli                            July 28, 1995
----------------------------------------
Walter Haemmerli, Director

 /s/ Irwin J. Gruverman                           July 28, 1995
----------------------------------------
Irwin J. Gruverman, Director

                                                                 Exhibit 23.1





                               CONSENT OF COUNSEL


     The consent of Snow Becker Krauss P.C. to the references to our firm under the heading "Legal Opinion" in the Prospectus contained in this Registration Statement is included in its opinion filed as Exhibit 5.1 to this Registration Statement.



                              SNOW BECKER KRAUSS P.C.





New York, New York
July 28, 1995

                                                                 Exhibit 23.2






                           CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
FiberChem, Inc.:


We consent to the use of our report dated November 16, 1994 relating to the consolidated balance sheets of FiberChem, Inc. and subsidiaries as of September 30, 1994 and 1993 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 1994 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for income taxes to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES.




                                      /s/ KPMG Peat Marwick LLP
                                      -------------------------

Las Vegas, Nevada
July 28, 1995

PROSPECTUS

                                1,000,000 SHARES

                                 FIBERCHEM, INC.

                                  Common Stock
                               (par value $.0001)



     This Prospectus has been prepared by FiberChem, Inc., a Delaware corporation (the "Company"), for use upon resale of shares of common stock, par value $.0001 per share, of the Company (the "Common Stock"), by certain "Affiliates," as defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"), of the Company (the "Selling Stockholders") who have acquired or may acquire such shares of Common Stock upon exercise of options granted or to be granted under the FiberChem, Inc. 1995 Employee Stock Option Plan (the "Plan"). The maximum number of shares which may be offered or sold hereunder is subject to adjustment in the event of stock splits or dividends, recapitalizations and other similar changes affecting the Common Stock. It is anticipated that the Selling Stockholders will offer shares of Common Stock for
resale at prevailing prices on the Nasdaq system on the date of sale.   See
"Plan of Distribution." The Company will receive none of the proceeds from the sale of the Common Stock offered hereby. All selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.


                              ---------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------





                 The date of this Prospectus is August 1, 1995.

     No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with any offer to sell or sale of the securities to which this Prospectus relates and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell to or a solicitation of any offer to buy from any person in any state in which any such offer or solicitation would be unlawful.

                           ---------------------------

     FiberChem, Inc. was incorporated under the laws of the State of Delaware in 1988. Its principal executive offices are located at 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119, and its telephone number is (702) 361-9873.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and at 320 South Dearborn Street, Chicago, Illinois 60604. Copies can be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street N.W., Washington, D.C. 20549.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company hereby incorporates by reference the documents listed below:

          (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1994;

          (2) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1994 and the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1995;

          (3) The description of the common stock, par value $.0001 per share, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A (File No. 0-17569), filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein modifies or supersedes such statement; and any statement contained herein shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information which this Prospectus incorporates). Requests for copies of such information should be directed to the Company at 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119; Attention: Corporate Secretary.


                              SELLING STOCKHOLDERS

     The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by Selling Stockholders of the Company who may acquire such shares pursuant to the exercise of options granted or to be granted under the Plan. The Selling Stockholders named below may resell all, a portion, or none of such shares.

     Participants under the Plan who are deemed to be "affiliates" of the Company who acquire Common Stock under the Plan may be added to the Selling Stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the 1933 Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with," the Company.

     The following table sets forth certain information concerning the Selling Stockholders as of the date of this Prospectus.

                              SELLING STOCKHOLDERS


                                                                                           Percentage of
                                                                      Number             Shares of Common
                                   Number of      Number               of               Stock Owned (2) (3)
                                   Share of       of                  Option            ---------------------
                                   Common         Stock               Shares            Before       After
                                   Stock         Options              to be             Offering    Offering
          Name                     Owned (1)      Granted             Sold                              *
---------------------------------------------------------------------------------------------------------------
Leonard Chill
309 Lafayette Rd.
Chickamauga, GA 30707 (4)               502,738       0                 0                 2.2%           2.2%
---------------------------------------------------------------------------------------------------------------
Scott J. Loomis
P.O. Box 35238
Tucson, AZ 85740 (5)                  1,154,801       0                 0                 5.1%           5.1%
---------------------------------------------------------------------------------------------------------------
Walter Haemmerli
Manport AG
Basteiplatz 3, CH 8001
Zurich, Switzerland (6)               2,788,050       0                 0                11.3%          11.3%
---------------------------------------------------------------------------------------------------------------
Gerald T. Owens
32 Los Robles Rd.
Carmel Valley, CA 93924 (7)             182,323       0                 0                   **             **
---------------------------------------------------------------------------------------------------------------
Irwin J. Gruverman
30 Ossipee Rd.
Newton, MA 02164 (8)                    292,460       0                 0                 1.3%           1.3%
---------------------------------------------------------------------------------------------------------------
Melvin W. Pelley (9) (13)               165,000       0                 0                   **             **
---------------------------------------------------------------------------------------------------------------
Dale W. Conrad (10) (13)                715,822       0                 0                 3.2%           3.2%
---------------------------------------------------------------------------------------------------------------
Geoffrey F. Hewitt (11)(13)             375,000       0                 0                 1.6%           1.6%
---------------------------------------------------------------------------------------------------------------
David R. LeBlanc (12) (13)              105,000       0                 0                   **             **
---------------------------------------------------------------------------------------------------------------
Total (14):                           6,281,194       0                 0                24.0%          24.0%
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

* Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock. The number of shares offered shall be determined from time to time by each Selling Stockholder at his sole discretion.

**   Represents less than 1%.

(1) Unless otherwise noted, all persons referred to above have sole voting and sole investment power.

(2) Based on 22,401,644 shares outstanding as of July 31, 1995, including 2,164,620 shares issuable upon conversion of Preferred Stock.


                                       -4-

(3) Does not give effect to any currently outstanding warrants or options, other than with respect to those set forth for the individual persons listed in the above table, pursuant to Rule 13d-3 under the Exchange Act.

(4) Includes 118,367 Class D Common Stock Purchase Warrants and an aggregate of 73,617 shares of Common Stock issuable upon exercise of a like number of options. Excludes 80,000 shares of Common Stock held by relatives of Mr. Chill, of which, Mr. Chill does not have any power to direct the vote or disposition and therefore disclaims any beneficial ownership. Mr. Chill is the Chairman of the Board of the Company.

(5) Includes 32,353 Class D Common Stock Purchase Warrants and an aggregate of 44,375 shares of Common Stock issuable upon exercise of a like number of options. Includes 368,161 shares of Common Stock held in escrow against promissory notes for the exercise of options. Also includes 486,668 shares of Common Stock, 151,590 Class D Common Stock Purchase Warrants and 65,736 shares of Common Stock issuable upon exercise of a like number of options held by Agri Research and Development, Inc., of which Mr. Loomis is a Director and principal stockholder. Mr. Loomis is the President and a Director of the Company.

(6) Includes 32,000 Class D Common Stock Purchase Warrants, an aggregate of 10,000 shares of Common Stock issuable upon exercise of a like number of options and 3,586 shares of Convertible Preferred Stock convertible into 35,860 shares of Common Stock. Also includes 602,056 shares of Common Stock, 433,830 Class D Common Stock Purchase Warrants, 165,286 shares of Convertible Preferred Stock convertible into 1,652,860 shares of Common Stock and an aggregate of 21,444 shares of Common Stock issuable upon exercise of a like number of options, all held by Privatbank Vermag A.G., Chur, Switzerland, as custodian for certain customers, of which company Mr. Haemmerli is Vice-Chairman. Mr. Haemmerli is a Director of the Company.

(7) Includes 39,965 Class D Common Stock Purchase Warrants and an aggregate of 37,500 shares of Common Stock issuable upon exercise of a like number of options. Includes 26,866 shares of Common Stock held in escrow against promissory notes for the exercise of options. Mr. Owens is a Director of the Company.

(8) Includes 180,000 shares of Common Stock issuable upon exercise of a like number of options. Also includes 2,500 shares of Common Stock held by G&G Diagnostics, L.P. I, 40,000 shares of Common Stock held by G&G Diagnostics, L.P. II, and 6,996 shares of Convertible Preferred Stock


                                       -5-


     convertible into 69,960 shares of Common Stock held by G&G Diagnostics, L.P. III, all of which Mr. Gruverman is a principal. Mr. Gruverman is a Director of the Company.

(9) Includes an aggregate of 62,777 shares of Common Stock issuable upon exercise of a like number of options. Includes 80,000 shares of Common Stock held in escrow against promissory notes for the exercise of options. Mr. Pelley is the Chief Financial Officer of the Company.

(10) Includes an aggregate of 253,559 shares of Common Stock issuable upon exercise of a like number of options. Includes 402,477 shares of Common Stock held in escrow against promissory notes for the exercise of options. Mr. Conrad is the Chairman of the Board and Chief Executive Officer of FCI Environmental, Inc. ("Environmental"), a wholly-owned subsidiary of the Company.

(11) Includes an aggregate of 351,281 shares of Common Stock issuable upon exercise of a like number of options. Mr. Hewitt is the President, Chief Operating Officer and a Director of Environmental.

(12) Includes an aggregate of 100,274 shares of Common Stock issuable upon exercise of a like number of options. Mr. LeBlanc is the Vice President - Sales and Marketing of Environmental.

(13) The address of this person is c/o the Company, 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

(14) Includes 808,105 Class D Common Stock Purchase Warrants, an aggregate of 1,200,563 shares of Common Stock issuable upon exercise of a like number of options, and 175,868 shares of Convertible Preferred Stock convertible into 1,758,680 shares of Common Stock. Excludes up to 1,000,000 shares issuable upon exercise of a like number of options which may be issued to Officers and Directors pursuant to the Employee Plan.


                              PLAN OF DISTRIBUTION

     The shares are being sold by the Selling Stockholders for their own accounts. The shares may be sold or transferred for value by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, in one or more transactions on the Nasdaq System, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Stockholders may effect such transactions by selling the shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.


                                 USE OF PROCEEDS

     The Company will not realize any proceeds upon the sale of the shares of Common Stock issuable upon the exercise of the stock options.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock registered hereby have been passed upon for the Company by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158-0125. Snow Becker Krauss P.C. owns 50,000 shares of Common Stock of the Company and SBK Investment Partners, an investment nominee of Snow Becker Krauss P.C., own options 6,250 Class D Warrants.


                                     EXPERTS

     The financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1994, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  EXHIBIT INDEX



Exhibit No.         Description of Exhibit                                  Page
-----------         ----------------------                                  ----

   4.1         FiberChem, Inc. 1995 Employee Stock Option Plan.

   5.1         Opinion of Snow Becker Krauss P.C.

  23.1 Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1 hereto).

  23.2         Consent of KPMG Peat Marwick LLP.

  24.1 Powers of Attorney (included on the signature page of this Registration Statement).


                                      II-9